UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 8, 2007

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 8, 2007, Core-Mark Holding Company, Inc. (the “Company”) announced that Christopher Miller had been named Vice President and Chief Accounting Officer. Mr. Miller, age 46, joins the Company from Cost Plus World Market where he served as Vice President and Controller since 2002. Prior to his time with Cost Plus, Mr. Miller served as Chief Financial Officer of Echo Outsourcing from 2000 to 2002 and in various financial roles at Levi Strauss & Co. from 1996 to 2000. Mr. Miller has a Bachelors of Business Administration in Accounting from Dowling College and is a Certified Public Accountant. The Company has not entered into an employment agreement with Mr. Miller, however, as part of his compensation Mr. Miller will receive a grant of 2,600 restricted stock units under the Company’s 2004 Long-Term Incentive Plan which will vest over three years.

Mr. Miller will take over certain duties of Mr. Gregory P. Antholzner who has been named Vice President of Finance and Treasurer. Mr. Antholzner, age 47, previously served as the Company’s Vice President of Finance and Control since 2003 and Corporate Controller from 1998 to 2002. Prior to 2002, Mr. Antholzer served in various financial roles after joining the Company in 1988.

A copy of the press release announcing the appointment of Mr. Miller is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description
99.1	Press Release Dated January 8, 2007 Announcing the Appointment of a New Chief Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Stacy Loretz-Congdon
Name: Title:	Stacy Loretz-Congdon Chief Financial Officer

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